UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2024

OHIO VALLEY BANC CORP.
(Exact Name of Registrant as Specified in Its Charter)

000-20914
(Commission File Number)

Ohio	31-1359191
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

420 THIRD AVENUE, PO BOX 240
GALLIPOLIS, Ohio 45631
(Address of principal executive offices, including zip code)

(740) 446-2631
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	OVBC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

GALLIPOLIS, Ohio - Ohio Valley Banc Corp. [Nasdaq: OVBC] (the “Company”) reported consolidated net income for the quarter ended September 30, 2024, of $2,719,000, an increase of $468,000, or 20.8%, from the same period the prior year. Earnings per share for the third quarter of 2024 were $.58 compared to $.47 for the prior year third quarter. For the nine months ended September 30, 2024, net income totaled $8,484,000, a decrease of $924,000 from the same period the prior year. Earnings per share were $1.79 for the first nine months of 2024 versus $1.97 for the first nine months of 2023. Return on average assets and return on average equity were .81% and 7.80%, respectively, for the first nine months of 2024, compared to 1.00% and 9.21%, respectively, for the same period in the prior year.

Ohio Valley Banc Corp. President and CEO, Larry Miller said, “All year, we have faced the challenging headwinds of an unfavorable interest rate environment and rising costs. Earlier in the year, I suggested that consistent, quality loan growth will be the key to meeting these challenges. And boy, did our bankers rise to the challenge by producing strong loan growth that exceeded expectations. This loan growth in conjunction with the successful roll out of the Sweet Home Ohio deposit account were key contributors to our 3rd quarter results. We look forward to a strong finish to 2024 as we maintain a laser focus on our Community First Mission.”

For the three months ended September 30, 2024, net interest income increased $1,205,000, and for the nine months ended September 30, 2024, net interest income increased $1,022,000 from the same respective periods last year. Contributing to the increase in quarterly net interest income was the $159 million increase in average earning assets, which was partially offset by a decrease in the net interest margin of 9 basis points. For the nine months ended September 30, 2024, the increase in net interest income was attributable to the $136 million increase in average earning assets, which was partially offset by the 32 basis point decrease in the net interest margin. In general, the growth in earning assets was primarily driven by loan growth followed by higher average balances being maintained at the Federal Reserve. The loan growth experienced during 2024 has exceeded expectations and has occurred within the commercial lending segment and in the residential real estate lending segment. A portion of the growth in the residential real estate segment was associated with the higher utilization of a warehouse line of credit extended to another mortgage lender. The decrease in the net interest margin for the respective periods was related to the cost of funding sources increasing more than the yield on earning assets. This increase in the cost of funding was partially linked to the Company’s decision to increase rates on deposit accounts to attract deposits amidst heightened market competition for such funds. In addition, the composition of funding sources trended toward certificates of deposit and wholesale funding sources, which generally cost more than other funding sources, such as checking, NOW, savings and money market deposit products. Although the net interest margin decreased from the prior year periods, the net interest margin has steadily improved throughout 2024 on a linked quarter basis. From the first quarter to the second quarter of 2024, the net interest margin increased 13 basis points and from the second quarter to the third quarter of 2024, the net interest margin increased 2 basis points. These increases were related to the heightened loan growth accompanied by a moderation in deposit pricing pressure.

For the three months ended September 30, 2024, the provision for credit loss expense totaled $920,000, an increase of $32,000 from the same period last year. The quarterly provision for credit loss expense was primarily related to quarter-to-date net charge-offs of $496,000 and to the establishment of a specific reserve of $427,000 on a collateral dependent impaired loan. For the nine months ended September 30, 2024, the provision for credit losses was $1,852,000, an increase of $451,000 from the same period last year. The year-to-date provision for credit loss expense was primarily associated with the $77 million in loan growth, net charge-offs of $827,000, and the specific reserve mentioned above. The allowance for credit losses was .95% of total loans at September 30, 2024, compared to .90% at December 31, 2023, and .85% at September 30, 2023. The ratio of nonperforming loans to total loans increased to .44% at September 30, 2024, compared to .26% at December 31, 2023, and .28% at September 30, 2023. The increase was partly related to the loans associated with the new specific reserve being placed on nonaccrual status.

For the three and nine months ended September 30, 2024, noninterest income increased $286,000 and $203,000, respectively, from the same periods last year. The increases were largely due to service charges on deposit accounts, trust fees and income from bank owned life insurance. The year-to-date increases were partially offset by a decrease in mortgage application referral income. Due to the closure of Race Day Mortgage at the end of 2023, there was no mortgage application referral income earned in 2024 compared to $247,000 in commissions earned during the first nine months of 2023.

For the three months ended September 30, 2024, noninterest expense increased $841,000 from the same period last year. For the nine months ended September 30, 2024, noninterest expense increased $1,758,000 from the same period last year. The Company’s largest noninterest expense, salaries and employee benefits, increased $687,000 as compared to the third quarter of 2023 and increased $1,315,000 as compared to the first nine months of 2023. The increase was primarily related to annual merit increases, higher health insurance premiums, and the severance expense associated with a voluntary early retirement program. During the third quarter of 2024, the Company established a voluntary early retirement program for select employees meeting certain criteria. Based on the number of employees that had accepted the severance package as of September 30, 2024, the Company incurred an expense of $295,000. Subsequent to quarter end, additional employees have accepted the offer, and the Company anticipates recording additional severance expense of $3,043,000 during the fourth quarter of 2024. The early retirement program is expected to reduce salary and employee benefit expense on a go forward basis. The growth in salaries and employee benefit expense was partially offset by the elimination of staffing for Race Day Mortgage by April 2023, which resulted in a savings of $200,000 for the first nine months of 2024, when compared to the same period last year. Further contributing to higher noninterest expense were data processing and professional fees. For the three months and nine months ended September 30, 2024, data processing increased $83,000 and $232,000, respectively, from the same periods last year. The increase was primarily related to debit card processing due to higher transaction volume and to higher costs associated with enhancements to the Company’s digital banking platform. Professional fees increased $80,000 during the third quarter of 2024 and increased $207,000 during the first nine months of 2024, as compared to the same periods in 2023. The increase was related to higher director fees and a general increase in legal fees.

The Company’s total assets at September 30, 2024 were $1.494 billion, an increase of $142 million from December 31, 2023. During the third quarter, the Company began participating in a program offered by the Ohio Treasurer called Ohio Homebuyer Plus. The program is designed to encourage Ohio residents to save for the purchase of a home. As a participant in the program, the Company developed the Sweet Home Ohio deposit account to offer participants an above-market interest rate along with a deposit bonus to assist customers in achieving their home savings goal. For each account that was opened, the Company received a deposit from the Treasurer at a subsidized interest rate. At September 30, 2024, the balance of Sweet Home Ohio accounts totaled $5.3 million and the amount deposited by the Treasurer totaled $100 million. These deposit balances were the key contributor to the growth in assets and the $134 million increase in total deposits. Since the Treasurer deposits are classified as public funds, which are required to be collateralized, the Company invested the funds in securities to be pledged as collateral to the Treasurer. The investment of these funds contributed to the $109 million increase in securities from December 31, 2023. As of September 30, 2024, total loans have increased $77 million. The increase was largely in the commercial and residential real estate segments. The growth in these segments was partially offset by a decrease in consumer loans, as this segment has been deemphasized by the Company as other loan portfolio segments are more profitable. In line with its decision to deemphasize consumer loans, the Company exited the indirect lending business for autos and recreational vehicles effective October 11, 2024. To assist with funding the growth in loans, the balance of funds maintained at the Federal Reserve decreased $50 million from yearend, which provided a higher rate of return. At September 30, 2024, shareholders’ equity increased $8.1 million from year end 2023. A portion of the increase was related to the increase in the fair value of securities classified as available-for-sale. Based on the decrease in market rates during the third quarter, the fair value of securities increased $4.2 million on an after-tax basis.

Ohio Valley Banc Corp. common stock is traded on the NASDAQ Global Market under the symbol OVBC. The holding company owns The Ohio Valley Bank Company with 17 offices in Ohio and West Virginia, and Loan Central, Inc. with six consumer finance offices in Ohio. Learn more about Ohio Valley Banc Corp. at www.ovbc.com.

Caution Regarding Forward-Looking Information

Certain statements contained in this earnings release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “expects,” “appears,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors, such as inflation rates, recessionary or expansive trends, taxes, the effects of implementation of federal legislation with respect to taxes and government spending and the continuing economic uncertainty in various parts of the world; (ii) competitive pressures;  (iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; (vii) regulatory changes; and (viii) other factors that may be described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
PER SHARE DATA
Earnings per share	$0.58	$0.47	$1.79	$1.97
Dividends per share	$0.22	$0.22	$0.66	$0.80
Book value per share	$32.30	$28.66	$32.30	$28.66
Dividend payout ratio (a)	38.12%	46.68%	37.03%	40.60%
Weighted average shares outstanding	4,711,001	4,775,308	4,745,489	4,775,103

DIVIDEND REINVESTMENT (in 000's)
Dividends reinvested under
employee stock ownership plan (b)	$-	$-	$202	$193
Dividends reinvested under
dividend reinvestment plan (c)	$374	$397	$1,156	$1,544

PERFORMANCE RATIOS
Return on average equity	7.39%	6.46%	7.80%	9.21%
Return on average assets	0.75%	0.70%	0.81%	1.00%
Net interest margin (d)	3.76%	3.85%	3.71%	4.03%
Efficiency ratio (e)	72.01%	73.62%	72.27%	70.28%
Average earning assets (in 000's)	$1,345,481	$1,186,548	$1,302,630	$1,166,889

(a) Total dividends paid as a percentage of net income.
(b) Shares may be purchased from OVBC and on secondary market.
(c) Shares may be purchased from OVBC and on secondary market.
(d) Fully tax-equivalent net interest income as a percentage of average earning assets.
(e) Noninterest expense as a percentage of fully tax-equivalent net interest income plus noninterest income.

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)
	Three months ended		Nine months ended
(in $000's)	September 30,		September 30,
	2024	2023	2024	2023
Interest income:
Interest and fees on loans	$16,694	$14,299	$48,074	$39,868
Interest and dividends on securities	1,921	1,032	4,014	3,177
Interest on interest-bearing deposits with banks	790	601	3,653	1,698
Total interest income	19,405	15,932	55,741	44,743
Interest expense:
Deposits	6,245	4,058	18,246	8,981
Borrowings	579	498	1,761	1,050
Total interest expense	6,824	4,556	20,007	10,031
Net interest income	12,581	11,376	35,734	34,712
Provision for (recovery of) credit losses	920	888	1,852	1,401
Noninterest income:
Service charges on deposit accounts	810	714	2,266	1,978
Trust fees	99	79	304	247
Income from bank owned life insurance and
annuity assets	237	219	688	637
Mortgage banking income	39	42	118	133
Electronic refund check/deposit fees	0	0	675	675
Debit / credit card interchange income	1,326	1,285	3,694	3,673
Tax preparation fees	7	3	640	667
Other	336	226	866	1,038
Total noninterest income	2,854	2,568	9,251	9,048
Noninterest expense:
Salaries and employee benefits	6,596	5,909	18,949	17,634
Occupancy	485	493	1,491	1,440
Furniture and equipment	327	351	987	979
Professional fees	510	430	1,503	1,296
Marketing expense	228	241	674	723
FDIC insurance	160	141	469	421
Data processing	820	737	2,415	2,183
Software	542	621	1,704	1,771
Foreclosed assets	(2)	6	(2)	15
Amortization of intangibles	1	5	8	18
Other	1,553	1,445	4,626	4,586
Total noninterest expense	11,220	10,379	32,824	31,066
Income before income taxes	3,295	2,677	10,309	11,293
Income taxes	576	426	1,825	1,885
NET INCOME	$2,719	$2,251	$8,484	$9,408

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except share data)	September 30,	December 31,
	2024	2023
ASSETS
Cash and noninterest-bearing deposits with banks	$18,741	$14,252
Interest-bearing deposits with banks	63,463	113,874
Total cash and cash equivalents	82,204	128,126
Securities available for sale	271,187	162,258
Securities held to maturity, net of allowance for credit losses of $2 in 2024 and 2023	7,912	7,986
Restricted investments in bank stocks	5,007	5,037
Total loans	1,048,912	971,900
Less: Allowance for credit losses	(9,919)	(8,767)
Net loans	1,038,993	963,133
Premises and equipment, net	21,443	21,450
Premises and equipment held for sale, net	512	573
Accrued interest receivable	4,841	3,606
Goodwill	7,319	7,319
Other intangible assets, net	0	8
Bank owned life insurance and annuity assets	41,864	40,593
Operating lease right-of-use asset, net	1,068	1,205
Deferred tax assets	5,108	6,306
Other assets	6,565	4,535
Total assets	$1,494,023	$1,352,135

LIABILITIES
Noninterest-bearing deposits	$315,961	$322,222
Interest-bearing deposits	945,459	804,914
Total deposits	1,261,420	1,127,136
Other borrowed funds	40,888	44,593
Subordinated debentures	8,500	8,500
Operating lease liability	1,068	1,205
Allowance for credit losses on off-balance sheet commitments	566	692
Other liabilities	29,428	26,002
Total liabilities	1,341,870	1,208,128

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value per share, 10,000,000 shares authorized;
2024 - 5,490,995 shares issued; 2023 - 5,470,453 shares issued)	5,491	5,470
Additional paid-in capital	52,321	51,842
Retained earnings	120,214	114,871
Accumulated other comprehensive income (loss)	(7,194)	(11,428)
Treasury stock, at cost (2024 - 779,994 shares; 2023 - 697,321 shares)	(18,679)	(16,748)
Total shareholders' equity	152,153	144,007
Total liabilities and shareholders' equity	$1,494,023	$1,352,135

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	October 28, 2024	By:	/s/Larry E. Miller, II
Larry E. Miller, II President and Chief Executive Officer